UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 9, 2009

SMART ENERGY SOLUTIONS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-26027 (Commission File Number)	20-3353835 (IRS Employer Identification No.)

210 West Parkway
Pompton Plains, NJ 07444
(Address of Principal Executive Offices, Zip Code)

(973) 340-6000
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On March 9, 2009, the Board of Directors (the “Board”) of Smart Energy Solutions, Inc., a Nevada corporation (the “Registrant”) determined that it was in the best interest of the Registrant to raise up to $1,000,000 in fund by effectuating a private placement of the issuance of secured convertible promissory notes. In accordance with the authorization given by the Board, the Registrant entered into Subscription Agreements (the "Subscription Agreements") with each of Aharon Levinas, Edward Braniff and Tamir Levinas and EGFE ("Purchasers"), for the purchase and sale of Secured Convertible Promissory Notes of the Registrant (each a “Note” and collectively, the “Notes”).

The Notes to Aharon Levinas, Edward Braniff and Tamir Levinas for the purchase price of $291,767, 103,985 and $72,376, respectively, represent prior salaries owed to such Purchasers that have been deferred pending available funds.  On March 9, 2008, the Registrant entered into another subscription Agreement with Edward Braniff for the purchase and sale of a Note in the amount of $50,000 and on March 13, 2009, the Registrant entered into Subscription Agreements with EFGE and Aharon Levinas for each for the purchase and sale of a Note in the amount of $50,000.

The principal amount of each Note bears an interest rate of 15% per annum, calculated on a 365 day calendar year. The accrued interest on the outstanding balance is due and payable on August 3, 2009 and the maturity date, which is December 31, 2009. Each Note contains default events which, if triggered and not timely cured the purchaser may declared the outstanding principal and all accrued interest thereon due and payable immediately.

All principal and accrued interest on the Notes is convertible into shares of our common stock at the election of the Purchasers or the Registrant at any time at the conversion price of $0.05 per share.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report is incorporated by reference in this Item 2.03.

Item 3.02  Unregistered Sales of Equity Securities

The information contained in Item 1.01 of this Current Report is incorporated by reference in this Item 3.02. The securities described in Item 1.01 above were offered and sold in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act and Rule 504 promulgated thereunder. The Subscription Agreements executed in connection therewith contain representations to support the Company's reasonable belief that each of the Purchasers had access to information concerning its operations and financial condition, is acquiring the securities for its own account and not with a view to the distribution thereof, and is an "accredited investor" as such term is defined in Rule 501 (a) of Regulation D promulgated under the Securities Act. At the time of their issuance, the securities described in Item 1.01 above will be deemed to be restricted securities for purposes of the Securities Act and the certificates representing the securities shall bear legends to that effect.

Section 9-Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of business acquired. Not applicable

(b) Pro forma financial information. Not applicable

(c) Exhibits

Exhibit 10.51	Secured Convertible Promissory Note in the aggregate amount of $291,767, dated March 9, 2009 made by Smart Energy Solutions, Inc., in favor of Aharon Levinas.

Exhibit 10.52	Secured Convertible Promissory Note in the aggregate amount of $103,985, dated March 9, 2009 made by Smart Energy Solutions, Inc., in favor of Edward Braniff.

Exhibit 10.53	Secured Convertible Promissory Note in the aggregate amount of $72,376, dated March 9, 2009 made by Smart Energy Solutions, Inc., in favor of Tamir Levinas.

Exhibit 10.54	Secured Convertible Promissory Note in the aggregate amount of $50,000, dated March 9, 2009 made by Smart Energy Solutions, Inc., in favor of Edward Braniff.

Exhibit 10.55	Secured Convertible Promissory Note in the aggregate amount of $50,000 dated March 13, 2009 made by Smart Energy Solutions, Inc., in favor of Aharon Levinas.

Exhibit 10.56	Secured Convertible Promissory Note in the aggregate amount of $50,000 dated March 13, 2009 made by Smart Energy Solutions, Inc., in favor of EGFE.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 31, 2008

SMART ENERGY SOLUTIONS, INC.

By:	/s/ Edward Braniff
Name:	Edward Braniff
Title:	Chief Executive Officer